Exhibit 10.25
AMENDMENT TO
RESTRICTED STOCK UNIT AGREEMENT
THIS AMENDMENT TO RESTRICTED STOCK UNIT AGREEMENT (this “Amendment”) is made and entered into as of October 28, 2011, by and between Ameristar Casinos, Inc., a Nevada corporation (the “Company”), and the person named in the cover memorandum to which this Amendment is attached (the “Grantee”).
WHEREAS, the Company and the Grantee are parties to one or more Restricted Stock Unit Agreements (each an “RSU Agreement”); and
WHEREAS, the Company and the Grantee desire to amend each RSU Agreement in certain respects as more particularly set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Company and the Grantee agree as follows:

1.
Amendment to Provision Regarding Change in Control. The provision of the RSU Agreements regarding vesting acceleration and/or cash-out in connection with a Change in Control or other corporate transaction are hereby amended to provide that any such adjustment will only occur to the extent permitted by Section 409A of the Internal Revenue Code and Treasury Regulations thereunder.

2.	Confirmation. Except as amended pursuant to this Amendment, the terms of the RSU Agreements shall continue in full force and effect.